Exhibit 10.64




                            ASSET PURCHASE AGREEMENT





                                  By and Among





                       ATLANTIC TECHNOLOGY VENTURES, INC.



                                       and



                            GEMINI TECHNOLOGIES, INC.



                                   as Sellers,





                                       and





                                    IFN, INC.



                                    as Buyer




                           Dated as of April 23, 2001

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                            ASSET PURCHASE AGREEMENT


      This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of April __, 2001, by and among Atlantic Technology Ventures, Inc., a Delaware corporation ("Seller Parent"), Gemini Technologies, Inc., a Delaware corporation ("Seller" and together with Seller Parent, the "Sellers"), and IFN, Inc., an Ohio corporation ("Buyer").

                                    Recitals

      Seller is engaged in the business of developing and commercializing early-stage biomedical and pharmaceutical technologies, specifically, a novel antisense technology in the area of Functional Genomics that combines the 2'-5'oligoadenylate complex with standard antisense compounds to form a chimeric molecule (the "Business").

      Seller holds an exclusive worldwide license to the following U.S. patents and patent applications: USSN #07/965,666 filed on October 21, 1992 (now abandoned), USSN #08/123,449 (CIP of 07/965,666) (now U.S. Patent 5,583,032),
USSN 08/458,050 (divisional) (now U.S. Patent 5,677,289) and USSN 08/950,196
(divisional) (allowed), and any divisions, or continuations thereof, all foreign counterpart applications, and any patents issued thereon, or reissues or extensions thereof (the "Patent Rights"), pursuant to that certain License Agreement by and between The Cleveland Clinic Foundation ("CCF") and predecessor-in-interest to Seller, Protena, Inc., dated May 5, 1994 (the "License Agreement").

      Seller prepared, filed and prosecuted the following patent applications on behalf of CCF and the National Institutes of Health in connection with its performance of the License Agreement: USSN 08/801,898 (now U.S. Patent 5,998,602), USSN 08/962,690 (CIP of the foregoing) (allowed), and USSN 09/018,125, and foreign counterparts. These patents and applications and any divisions, or continuations thereof, all foreign counterpart applications, and any patents issued thereon, or reissues or extensions thereof are included in the Patent Rights.

      CCF and Sellers are engaged in arbitration proceedings pursuant to CCF's demand for arbitration before the American Arbitration Association, pertaining to a dispute with respect to Seller's performance under the License Agreement (the "Arbitration Demand"). As part of the consideration for Sellers' representations, warranties, covenants and agreements set forth herein, CCF has agreed to withdraw, with prejudice, its Arbitration Demand.

      The Seller is operating the Business with the support from the grant 2R44AI46079-02, awarded by the Public Health Services through the National Institutes of Health, entitled "2-5 Antisense Inhibition of Respiratory Synctial Virus," for period from August 15, 2000 to July 31, 2002 (the "PHS Research Grant").

      Sellers desire to sell and transfer to Buyer and Buyer desires to purchase from Sellers substantially all of the business and operating assets of Seller comprising, used or associated

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with the Business,  including the License  Agreement and any and all of Seller's interest in the PHS Research Grant, upon the terms and subject to the conditions set forth in this Agreement.

                                      Terms

            In consideration of the mutual representations, warranties, covenants, and agreements, and upon the terms and subject to the conditions hereinafter set forth, and intending to be legally bound hereby, the parties do hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Affiliate" of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person, and includes any Person who is an officer, director or employee of such Person and any Person that would be deemed to be an "affiliate" or an "associate" of such Person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. As used in this definition, "controlling" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise).

            (b) "Buyer's Capital Expenditures" means the total cumulative value of any capital and other expenditures incurred by Buyer, CCF or their Affiliates in the course of the development and advancement of the Patent Rights, whether in cash or in kind, including any funds awarded to Buyer pursuant to any Federal, state, or local government or private grant, contribution or donation. Notwithstanding the foregoing, Buyer's Capital Expenditures shall not include any funds awarded pursuant to the PHS Research Grant. The value of any in kind contribution shall be deemed to be equal to its fair market value.

            (c) "Confidential Information" means all trade secrets, information, data, know-how, systems and procedures of a technical, sensitive or confidential nature in any form relating to Buyer or Seller.

            (d) "Damages" means the aggregate amount of all damages, claims, losses, obligations, liabilities (including any governmental penalty or fines), deficiencies, interest, costs and expenses arising out of or relating to a matter and any actions, judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to such

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matter or to the enforcement of this Agreement.

            (e) "Lien" means any lien, encumbrance, security interest, mortgage, pledge, charge, conditional sale or other title retention agreement, preemptive right, easement, covenant, license, option, right of first refusal, title defect, or claim of any kind whatsoever.

            (f) "Material Adverse Effect" means any change or circumstances (or series of related changes or circumstances) which cause or is reasonably likely to cause a material adverse change (i) in the assets, liabilities, operations, business, results of operations, financial condition or prospects of Seller or the Business, (ii) in the ability of Sellers to consummate the transactions contemplated hereby or (iii) in the ability of Buyer to continue to operate the Business immediately after the Closing in substantially the same manner as such Business is conducted prior to the Closing.

            (g) "Permitted Liens" means (i) liens for current taxes not yet due, and (ii) with respect to the Real Estate, imperfections of title, easements and zoning restrictions, if any, which do not affect the uses and purposes to which the Real Estate is currently employed or materially impair the continuation of the current operations of the Business.

            (h) "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization.


                                   ARTICLE II

                                PURCHASE AND SALE
                                    OF ASSETS

            Section 2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, Seller hereby agrees to sell, transfer, assign, convey and deliver to Buyer on the Closing Date, and Buyer hereby agrees to purchase from Seller on the Closing Date, free and clear of all Liens, other than Permitted Liens, all of the assets, properties and rights of Seller constituting, or used in or otherwise material to the conduct of the Business, except as specifically set forth in Section 2.2, wherever such assets and rights are located including, but not limited to, all of the assets, properties and rights of the Business set forth below (the "Purchased Assets"):

            (a) the leases and other rights of Seller (collectively, the "Leases") to occupy the real property listed on Schedule 2.1(a) (the "Real Estate");

            (b) all of the rights under all written contracts, contractual rights, agreements, leases, purchase orders, sales orders, warranty rights, instruments and arrangements, which relate to the Business, including the License Agreement and those identified on Schedules 2.1(b) (the "Contracts");

            (c) all of the scientific equipment and compounds, removable fixtures,

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furniture and office equipment,  communications equipment,  computers and office supplies, including those identified on Schedule 2.1(c), used, held for use in, or related to the conduct of the Business (except the assets listed in Schedule 2.2(d)) and any rights to the warranties and licenses received from the manufacturers and distributors of such equipment and to any related claims, credits, causes of action, rights of recovery and set-off arising with respect to such items;

            (d) all of the governmental grants, permits, certificates of inspection, certificates of occupancy, building permits, variances and other licenses or permits, approvals or other authorizations currently issued to Seller or Seller Parent with respect to the Business and which are used in, held for use in, or necessary or material to, or which are otherwise required by law for, the operation of the Business to be transferred to Buyer (the "Governmental Permits"), including without limitation, the PHS Research Grant and those Governmental Permits described and identified in Schedule 2.1(d);

            (e) except to the extent set forth in Section 2.2(i), all patents, trademarks, symbols, service marks, registrations, copyrights and applications for any of the foregoing owned by, or licensed to Seller and used in the Business, including the Patent Rights;

            (f) all of the rights, claims or causes of action of Seller against third Persons to the extent they relate to the Business or the Purchased Assets, except for the claims listed in Schedule 2.2(f); and

            (g) except to the extent provided in Section 2.2(a), all books, research logs, notebooks, and records of Seller relating to the Business including without limitation, those relating to the PHS Research Grant, any market studies relating to 2-5A antisense for RSV or telomerase, including 2-5A Antisense Development Plan for RSV prepared by Hoyle Consulting, and any software and information management systems used or held for use in or related to the conduct of the Business, including any documentation and manuals related thereto (the "Business Records").

            Section 2.2. Excluded Assets. It is hereby expressly acknowledged and agreed that the Purchased Assets shall not include, and Seller shall not sell, transfer or assign to Buyer, and Buyer shall not purchase or acquire from Seller, the following assets (the "Excluded Assets"):

            (a) the minute books, stock transfer books, corporate seal and other books and records of Seller that Sellers or any of their Affiliates are required by law to retain;

            (b)   all of Seller's bank accounts;

            (c) any claim, right or interest of Seller in and to any refund for Taxes, together with any interest due Seller thereon, for any periods prior to the Closing Date;

            (d) all assets located at the Real Estate owned by third parties, which assets are listed on Schedule 2.2(d);

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            (e)   all of Seller's rights under the contracts and agreements
listed on Schedule 2.2(e) (the "Excluded Contracts"");

            (f) all of Seller's rights in any contract or arrangement representing an intercompany transaction between Seller and Seller Parent or any Affiliate of Seller Parent, which contracts and arrangements are listed on
Schedule 2.2(f);

            (g) all of the rights, claims or causes of action of Seller against third Persons to the extent they relate to the Excluded Assets and are listed in
Schedule 2.2(g);


            (h) all rights, title and interests in or to the names "Gemini" or any derivation thereof, as well as any related or similar name, and any other related trade names, trademarks, service marks, corporate names and logos or any part, derivation, colorable imitation or combination thereof; and

            (i)   all of the items listed on Schedule 2.2(i).

            Section 2.3. Non-Assumption of Liabilities. Buyer shall not assume, and shall not become liable for, any debts, liabilities, or obligations of Sellers whatsoever, except the liabilities and obligations of Seller under the Contracts and the Leases to the extent such liabilities and obligations arise after the Closing and relate to the performance of the Contracts or the Leases after the Closing. For purposes hereof, the term "liabilities" shall mean any liabilities, obligations, losses, consequential damages (including, without limitation, punitive damages), claims, costs, expenses (including, without limitation, reasonable legal costs and expenses), interest, awards, judgments, fines and penalties.

            Section 2.4. Closing Date, Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing"), shall take place at the offices of Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio at 10:00 a.m., local time, on April 30, 2001 (the "Closing Date"), or at such other time and location as Seller and Buyer shall mutually agree in writing.

            Section 2.5. Purchase Price. Buyer shall pay Seller for the Purchased Assets and the other agreements of Seller stated herein, an amount equal to twenty percent (20%) of all amounts to which CCF is entitled pursuant to the License Agreement (the "Consideration"), paid on a quarterly basis, subject to the adjustments described below (the "Purchase Price"). Buyer and CCF agree that the Consideration shall not be reduced by any amendment to the License Agreement and that they shall not terminate the License Agreement.

            Section 2.6. Purchase Price Adjustment. The Purchase Price shall be reduced by one percent (1%) of the Sublicense Fees for each One Hundred and Fifty Thousand Dollars ($150,000) of the Buyer's Capital Expenditures. Any reduction in the Purchase Price pursuant to this Section 2.6 shall be effective retroactively from the beginning of the fiscal quarter of Buyer

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during which any applicable increase of the Buyer's Capital Expenditures occurs.
Notwithstanding the foregoing, in no case shall the Purchase Price be reduced below five percent (5%) of the Sublicense Fees.

            Section 2.7. Deliveries.

            (a)   At the Closing, Sellers will deliver to Buyer:

                  (i) A duly executed Bill of Sale and Conveyance for the Purchased Assets, substantially in the form of Exhibit A hereto (the "Bill of Sale and Conveyance");

                  (ii) All executed consents and approvals required to be obtained in connection with the transactions contemplated hereby;

                  (iii) A certificate, dated the date hereof, in form and substance satisfactory to Buyer, of the Secretary or an Assistant Secretary of Seller, certifying (A) that attached thereto is a complete and correct copy of the articles of incorporation of Seller, as amended to date, (B) that attached thereto is a complete and correct copy of the bylaws of Seller, as amended to date, (C) that attached thereto is a complete and correct copy of resolutions adopted by the board of directors and the stockholders of Seller and Seller Parent, as applicable, authorizing the execution, delivery and performance of this Agreement and all other agreements executed in connection herewith by Seller or Seller Parent, as applicable, and the transfer of the Purchased Assets to Buyer hereunder, and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date thereof, and (D) that the persons named therein are duly elected, qualified and acting officers of Seller or Seller Parent, as applicable, and that set forth therein is a genuine signature or true facsimile thereof for each such officer;

                  (iv) A certificate of an authorized officer of Seller, dated as of the Closing Date, certifying that the conditions contained in Sections 6.1(a) and 6.1(b) have been fulfilled pursuant to Section 6.1(c);

                  (v) A fully executed assignment of the Leases, with landlord consent, if required, (the "New Lease"); and

                  (vi) A fully executed mutual release among CCF, on the one hand, and Atlantic and Gemini, on the other, acknowledging the full and complete mutual release of each party thereto and their respective employees, agents and affiliates from any and all claims, actions or proceedings, know or unknown, arising from the beginning of time until the Closing Date (the "Mutual Release"). The Mutual Release shall not release any party to this Agreement from any obligations, duties, liabilities, claims, actions or proceedings pursuant to the terms and conditions hereof or arising herefrom.

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            (b) Deliveries by Buyer. At the Closing, the Buyer will deliver to
Seller:

                  (i)   The Bill of Sale and Conveyance;

                  (ii) A certificate, dated the date hereof, in form and substance satisfactory to Sellers, of the Secretary or an Assistant Secretary of Buyer certifying (A) that attached thereto is a complete and correct copy of resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and all other agreements executed in connection herewith by Buyer, and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date thereof, and (B) that the persons named therein are duly elected, qualified and acting officers of Buyer and that set forth therein is a genuine signature or true facsimile thereof for each such officer;

                  (iii) A certificate of an authorized officer of Buyer, dated as of the Closing Date, certifying that the conditions contained in Sections 6.2(a) and 6.2(b) have been fulfilled pursuant to Section 6.2(c);

                  (iv)  The New Lease;

                  (v) Notice of withdrawal of the Arbitration Demand, with prejudice, providing for each party thereto to pay its own costs and attorney's fees; and

                  (vi)  The Mutual Release.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

            Sellers, jointly and severally, hereby represent and warrant to Buyer as follows:

            Section 3.1. Authorization; Binding Agreement. Each of Seller and Seller Parent has full corporate power and authority to execute, deliver and perform this Agreement and each other document or instrument contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by each of Seller and Seller Parent have been duly authorized by all necessary corporate action on the part of Seller or Seller Parent, as applicable. This Agreement and each other document or instrument executed by the Seller or Seller Parent in connection herewith, has been duly executed and delivered by each of Seller and Seller Parent, and constitutes the legal, valid and binding obligation of each of Seller and Seller Parent enforceable in accordance with its terms.

            Section 3.2. No Violation of Laws or Agreements. Except as set forth in Schedule 3.2, the execution, delivery and performance by Sellers of this Agreement and any other documents or instruments contemplated hereby, do not and will not: (a) violate or conflict

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with or result in a breach of any provision of the Certificate of Incorporation or Bylaws (or similar documents) of Sellers, as such instruments are currently in effect; (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any public body or entity; (c) violate any provision of applicable law, statute, rule or regulation, or any order, writ, judgment, injunction, decree of any court or other tribunal applicable to Sellers; or (d) result in a violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration or result in the creation or imposition of any Lien upon the property of Seller) under any material agreement, note, bond or indenture by which Sellers or any of their respective properties or assets is bound.

            Section 3.3. Assets. Seller has good and marketable title to, or leasehold interest in, all of the tangible Purchased Assets free and clear of any Liens other than Permitted Liens, and has full power and authority to transfer all right, title and interest in and to the Purchased Assets, and the delivery to Buyer of the Assets in the manner contemplated by this Agreement will transfer to Buyer valid title to the Assets, free and clear of all Liens, except for Permitted Liens. The Purchased Assets and the Excluded Assets constitute all of the properties and assets used in connection with the Business, are sufficient to operate the Business as presently conducted and are in sufficiently good condition and repair to operate the Business after the Closing as it was operated prior to the Closing.

            Section 3.4. PHS Research Grant. The Seller is in compliance with all the requirements and conditions under the PHS Research Grant. The remaining balance on the PHS Research Grant available to the Seller is no less than Five Hundred Thousand Dollars ($500,000).

            Section 3.5. Real Estate. Seller is the lessee under the Lease, and no party other than Seller has any right to possession, occupancy or use of any of the Real Estate. The Seller has a good and valid leasehold as to the Real Estate, free and clear of all Liens. The Lease with respect to the Real Estate is in full force and effect. All terms, conditions, and provisions of the Lease to be performed have been duly and timely performed and complied with by the Seller and the other parties thereto. No default has occurred and no event has occurred or failed to occur which with the giving of notice, the passage of time, or both, would constitute a material default with respect to such Lease. Except as set forth in Schedule 3.5, there are no security deposits or prepaid rent (including last month's rent in advance) with respect to the Real Estate. True and complete copy of the Lease, including all amendments have been delivered to Buyer, and no changes have been made to the Lease since the date of such delivery. Except as set forth in Schedule 3.5, the rent and all other charges and amounts currently due and payable under the Lease have been paid to date.

            Section 3.6. Personal Property. Except as set forth on Schedule 3.6, the items of personal property included in the Purchased Assets are in good operating condition, free of any defects except those resulting from normal wear and operation, none of which defects, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.


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            Section 3.7. Compliance with Laws. The operations of Seller have been conducted in compliance in all material respects with applicable laws and regulations, other than such non-compliance which would not have a Material Adverse Effect. Except as disclosed in Schedule 3.7, all Governmental Permits have been obtained and are in full force and effect and are being complied with in all material respects except for such which, individually or in the aggregate, would not have a Material Adverse Effect. No proceeding which might involve the revocation or termination of any Governmental Permit is pending or, to the knowledge of Seller, threatened.

            Section 3.8.      Litigation; Claims.

            (a) Except as set forth in Schedule 3.8, there is no pending or, to the knowledge of Sellers, threatened claim, arbitration proceeding, action, suit, investigation or other proceeding against or involving Seller or its assets, at law or in equity, by or before any court in respect of the Business or the Purchased Assets.

            (b) There are currently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency to which either Seller is a party or is bound, that could adversely affect the right, title or interest of Sellers to the Business or the Purchased Assets.

            (c) The Sellers have no knowledge of any fact or circumstance which could reasonably be expected to result in any other claim, action, cause of action, suit, proceeding, inquiry, investigation or order being filed against the Seller which might have a Material Adverse Effect.

            (d) The Sellers have not received notice or information of any claim or allegation of personal death or personal injury, property or economic damage, any claim for punitive or exemplary damages, any claim for contribution or indemnification, or any claim for injunctive relief in connection with any service provided by the Seller.

            (e) No claim, action, suit, proceeding, inquiry or investigation has been instituted which threatens to restrain or prohibit or to otherwise challenge the legality or validity of the transactions contemplated by this Agreement or the other documents or agreements contemplated hereby.

            (f) Except as set forth in Schedule 3.8, the operation of the Business by the Sellers does not, to the knowledge of Sellers, infringe upon the proprietary rights of others, including without limitation any intellectual property rights such as trademarks, service marks, copyrights, patents, and trade names and the Sellers have not received any notice alleging that the Seller has infringed on any other party's intellectual property rights in the conduct of the Business.

            (g) In connection with the operation of the Business, the Sellers have not given any indemnification for infringement of any other party's intellectual property rights,

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except for standard clauses in software licensing agreements.

            (h) The Sellers have no knowledge of any limitation to the continued and/or expanded use of any trademarks, service marks, trade names or other intellectual property owned by the Sellers used in the Business.

            Section 3.9. No Brokers or Finders. Neither Sellers nor any of their respective Affiliates (a) has employed (or will employ) any broker or finder, or
(b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer hereby represents and warrants to the Seller and Seller Parent as follows:

            Section 4.1. Authorization; Binding Agreement. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and each other document or instrument contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement, and each other document or instrument executed by the Buyer in connection herewith, has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

            Section 4.2. No Violations. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and will not (i) result in a breach or violation of any provision of the Articles of Incorporation or Bylaws (or similar documents) of Buyer, as such instruments are currently in effect; and (ii) will not result in a breach of, or constitute a default under, any agreement or other document to which Buyer is bound which would materially affect the ability of Buyer to perform its obligations hereunder or to consummate the transactions contemplated hereby.

            Section 4.3. No Brokers or Finders. Neither Buyer nor any of its Affiliates (a) has employed (or will employ) any broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Agreement.


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                                    ARTICLE V

                                    COVENANTS

            Section 5.1. Access to Information. Prior to the Closing, Buyer may make such investigation of the Business and properties of the Seller as Buyer may determine is reasonably necessary, and upon reasonable notice, the Seller shall give to Buyer and its representatives reasonable access, during normal business hours throughout the period prior to the Closing, to the property, books, commitments, agreements, records, files and personnel of the Seller or Seller Parent (but only to the extent they relate to the Seller or the Business), and the Seller shall furnish to Buyer during that period all copies of documents and information concerning the Seller as Buyer may reasonably request subject to applicable law.

            Section 5.2. Confidentiality.

            (a) From and after the Closing, Seller and Seller Parent shall, and shall cause their Affiliates and representatives to, keep confidential and not disclose to any other Person or use for Seller's own benefit or the benefit of any other Person any Confidential Information in its or their possession or control regarding the Business. The obligations of Seller and Seller Parent under this Section 5.2(a) shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section; (ii) was independently developed by Seller and Seller Parent; or (iii) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority; provided, however, in the case of clause
(iii), Seller or Seller Parent subject to such requirement shall notify Buyer as early as practicable prior to disclosure to allow Buyer to take appropriate measures to preserve the confidentiality of such information.

            (b) Upon any termination of this Agreement, each party will promptly either destroy or deliver to the other parties all written Confidential Information held by such party or its representatives.

            Section 5.3. Relocation of the PHS Research Grant. Within five (5) days following the date of this Agreement, the Seller shall prepare and submit, in accordance with the regulations of the Department of Health and Human Services and the National Institutes of Health, and any other applicable agency regulations or policies, the documentation meeting the requirements of the National Institutes of Health, including Form PHS-3734, Form 269, Form HHS-568, and any other information required by the National Institute of Health for the relocation of the PHS Research Grant to the Buyer, to ensure that all of Seller's right, title and interest in and to, and all of the Seller's obligations and liabilities under the PHS Research Grant shall be validly conveyed, transferred and assigned to the Buyer. The Seller shall provide to the Buyer promptly any information regarding the Seller required in connection with the relocation request. The Seller shall use all reasonable efforts to obtain all consents and approvals required for the purpose of relocation of the PHS Research Grant to the Buyer.


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            Section 5.4. Conduct of Business. Prior to the Closing, and except as otherwise contemplated by this Agreement or consented to or approved by Buyer, Sellers covenant and agree that Seller shall operate the Business only in the ordinary course and consistent with past practice, shall maintain in full force and effect all insurance currently maintained by the Seller and shall use commercially reasonable efforts to preserve the properties, business, relationships with its Employees, and shall not undertake any of the following with respect to the Business:

            (a)   dispose of any Purchased Assets;

            (b)   create a Lien on any of the Purchased Assets;

            (c) talk to, or entertain offers from other potential purchasers of the Seller, and the Seller will notify the Buyer if there are any contacts from third parties who express an interest in purchasing the Seller and identify any such third parties; or

            (d) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

            Section 5.5. Employment Matters. Sellers agree and acknowledge that Buyer will offer employment to certain employees who are employed in connection with the Business (the "Transferred Employees"). Sellers hereby waive any confidentiality, non-competition, or any other restrictive agreements, covenants or conditions with respect to Buyer's employment of any of the Transferred Employees.

            Section 5.6. Consent of Third Parties. Sellers agree that on and after the Closing, Sellers will, at the request of Buyer, take all reasonable actions, and do or cause to be done all such things as shall in the reasonable opinion of Buyer or its counsel be necessary or proper (i) to assure that the rights of Seller in any and all of the Purchased Assets shall be preserved for the benefit of Buyer and (ii) to facilitate receipt of the consideration, if any, to be received by Seller with respect to any and all of the Purchased Assets, which consideration shall be held for the benefit of, and shall be delivered to, Buyer.

            Section 5.7. Audit Rights. At any time after Buyer enters into any sublicense arrangement pursuant to the License Agreement but no more than twice in any twelve (12) month period, Sellers may, at Sellers' sole expense, examine and audit Buyer's books, financial records and accounts related to the License Agreement and Buyer's Capital Expenditures. Notwithstanding the foregoing, any such examination or audit shall take place (i) only upon three (3) business days' prior written notice to Buyer, (ii) during Buyer's regular business hours; and (iii) at a location determined by Buyer. Sellers shall keep all information referred to in this Section 5.7. confidential in accordance with Section 5.2. hereof.

                                   ARTICLE VI

                       CONDITIONS TO CLOSING; TERMINATION


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

            Section 6.1. Conditions to Closing Relating to Buyer. The obligation of Buyer at the Closing to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of each of the following conditions:

            (a) Each of the representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            (b) Each of the covenants of Seller to be performed on or prior to the Closing Date shall have been duly performed.

            (c) Buyer shall have been furnished with a certificate of an authorized officer of Seller, dated as of the Closing Date, certifying that the conditions contained in Sections 6.1(a) and 6.1(b) have been fulfilled.

            (d) The documents referred to in Section 2.7 shall have been delivered to Buyer.

            (e) All necessary consents or approvals from any third parties shall have been received.

            (f) Approval of the Buyer's Board of Directors of the transactions contemplated by this Agreement.

            (g) Between the date hereof and the Closing, there shall have been no material damage or destruction to the Purchased Assets.

            Section 6.2. Conditions to Closing Relating to Seller. The obligation of Sellers at the Closing to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by Seller on or prior to the Closing Date of each of the following conditions:

            (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            (b) Each of the covenants of Buyer to be performed on or prior to the Closing Date shall have been duly performed.

            (c) Seller shall have been furnished with a certificate of an authorized officer of Buyer, dated as of the Closing Date, certifying to the effect that the conditions contained in Sections 6.2(a) and 6.2(b) have been fulfilled.

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

            (d) The documents referred to in Section 2.7. shall have been delivered to the Seller.

            (e) All necessary consents or approvals from any third parties shall have been received.

                                   ARTICLE VII

                                 INDEMNIFICATION

            Section 7.1. Indemnification.

            (a) Seller and Seller Parent hereby, jointly and severaly, agree to indemnify, defend and hold Buyer and its respective officers, directors and other Affiliates harmless from and against and to reimburse such Persons with respect to any one or more of the following:

                  (i) any and all Damages arising out of or resulting from a misrepresentation or breach of warranty of Sellers contained in this Agreement or in any exhibit or schedule hereto, or in any other certificate or document furnished or to be furnished to Buyer pursuant hereto;

                  (ii) any and all Damages arising out of or resulting from any breach of any obligation of Sellers contained in this Agreement;

                  (iii) claims relating to operations of the Business by Sellers prior to the Closing Date, including, but not limited to, claims based on tort liability, warranty, negligence, strict liability and workers' compensation liability;

                  (iv) claims for taxes with respect to the conduct of the Business and operations of the Seller prior to the Closing Date; and

            (b) Buyer hereby agrees to indemnify, defend and hold Seller and Seller Parent harmless from and against and to reimburse Seller and Seller Parent with respect to any one or more of the following:

                  (i) any and all Damages arising out of or resulting from a misrepresentation or breach of warranty of Buyer contained in this Agreement or in any certificate or document furnished or to be furnished to Sellers pursuant hereto;

                  (ii) any and all Damages arising out of or resulting from any breach of any obligation of Buyer contained in this Agreement, whether requiring performance before or after the Closing Date; and

                  (iii) any and all Damages arising from the operation of the
            Business or
            the Purchased Assets after the Closing Date.

            Section 7.2. General Indemnification Procedures.

            (a) All claims by a party seeking indemnification pursuant to this
Article VII (an "Indemnified Party") shall be asserted and resolved as set forth in this Section 7.2. In the event that any written claim or demand for which the party from whom such indemnification is sought (the "Indemnifying Party") would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than fifteen days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have thirty days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such claim or demand. An election to assume the defense of such claim or demand shall not be deemed to be an admission that the Indemnifying Party is liable to the Indemnified Party in respect of such claim or demand. The Indemnified Party shall use its best efforts in the defense of all such claims. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty, or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnifying Party by reason of the claim.

            (b) All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such expenses shall be a liability of the Indemnifying Party hereunder, subject to the limitations set forth in this Article VII. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold the Indemnified Party harmless from and against any third-party claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including without limitation, attorney's fees and court costs) incurred by the Indemnify Party in its defense of the third-party claim. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings.

            (c) If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any subsidiary or Affiliate thereof. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in this Article VII.

            (d) To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third-party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party.

            (e) Whether or not the Indemnifying Party chooses to defend or prosecute any third-party claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.


                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.1. Survival. All representations, warranties, covenants and agreements of Buyer and Sellers contained herein shall survive until three years after the Closing.

            Section 8.2. Amendment and Modification. This Agreement may be amended, modified, supplemented or altered only by a written agreement signed by the Buyer, Seller and the Seller Parent.

            Section 8.3. Notices. All notices and other communications hereunder shall be in writing (including by facsimile during business hours) and shall be deemed to have been duly given when delivered in Person (including by overnight courier), when faxed (with confirmation of transmission having been received), in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

      If to the Sellers, to:

            Atlantic Technology Ventures, Inc.
            350 Fifth Avenue, Suite 5507
            New York, New York 10018
            Facsimile: (212) 267-2159
            Attention: Frederic P. Zotos
      with a copy sent contemporaneously to:

            Kramer Levin Naftalis & Frankel LLP
            919 Third Avenue
            New York, NY 10022
            Facsimile:  (212) 715-8000
            Attention:  Ezra G. Levin, Esq.

      If to the Buyer, to:

            IFN, Inc.
            9500 Euclid Avenue
            ND-40
            Cleveland, Ohio 44195
            Facsimile:  (216) 445-6514
            Attention:  Christopher M. Coburn

      with a copy sent contemporaneously to:

            David W. Rowan, Esq.
            Squire, Sanders & Dempsey
            4900 Key Tower
            Cleveland, OH  44114
            Facsimile:  (216) 479-8780


            Section 8.4. Expenses. Except as otherwise expressly provided herein, each of the parties hereto will bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the documents and instruments contemplated hereby and in connection with and the transactions contemplated hereby and thereby, including all fees and disbursements of counsel, accountants, appraisers and other advisors retained by such party, whether or not the transactions contemplated by this Agreement are consummated.

            Section 8.5. Governing Law. This Agreement, and all agreements, documents and instruments delivered pursuant to hereto or incorporated herein, unless otherwise expressly provided therein, shall be governed by, and construed in accordance with, the internal laws of the State of Ohio without giving effect to principles of conflicts of law.

            Section 8.6. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

            Section 8.7. Entire Agreement. This Agreement, including the documents and instruments referred to herein or contemplated hereby, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, in connection with the transactions contemplated hereby).

            Section 8.8. Severability. If any provision or provisions of this Agreement or of any of the documents or instruments delivered pursuant hereto, or any portion of any provision hereof or thereof, shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof or thereof and shall not affect the validity or effect of any other portion hereof or thereof.

            Section 8.9. Headings. The headings of the various Articles and Sections of this Agreement have been inserted for the purpose of convenience of reference only, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

            Section 8.10. Exhibits and Schedules. All exhibits and schedules attached hereto and referred to herein are hereby incorporated in and made a part of this Agreement as set forth in full herein.

            Section 8.11. Further Assurances. The Sellers shall, for no further consideration, perform all such other reasonable actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further assignments, transfers, consents, permits, certificates and other documents as Buyer or its counsel may reasonably request to vest in Buyer and protect Buyer's rights, title and interest in and to the enjoyment of the Business and the Purchased Assets conveyed, transferred and delivered to Buyer under this Agreement and to affirm and protect Buyer's rights and interests under this Agreement.



                                      * * *


                 Balance of this page left intentionally blank.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.



                              ATLANTIC TECHNOLOGY VENTURES, INC.


                              By:
                                  ----------------------------------
                                 Name:
                                      ------------------------------
                                 Title:
                                         ---------------------------

                              GEMINI TECHNOLOGIES, INC.


                              By:
                                  ----------------------------------
                                 Name:
                                        ----------------------------
                                 Title:
                                         ---------------------------

                              IFN, INC.


                              By:
                                  ----------------------------------
                                 Name:
                                        ----------------------------
                                 Title:
                                         ---------------------------

                              And by:
                                      ------------------------------
                                 Name:
                                        ----------------------------
                                 Title:
                                         ---------------------------

                              THE CLEVELAND CLINIC FOUNDATION

                              By:
                                  ----------------------------------
                                 Name:
                                        ----------------------------
                                 Title:
                                         ---------------------------




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